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                                                                     EXHIBIT 5.1

                    LEGAL OPINION OF PEDERSEN & HOUPT, P.C.

                      (Pedersen & Houpt, P.C. Letterhead)

                                 June 17, 1999

Blue Rhino Corporation
104 Cambridge Plaza Drive
Winston-Salem, North Carolina 27104

Gentlemen:

     We have acted as counsel to Blue Rhino Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), which has been filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder the sale of up to 100,000 (the "Shares") of the Company's Common Stock, $.001 par value per share ("Common Stock") upon the exercise of options granted under the Company's Amended and Restated Stock Option Plan for Non-employee Directors (the "Plan").

     Before rendering the opinions hereinafter set forth, we examined, among other things:

     1.  Registration Statement;

     2.  The Plan;

     3.  The Company's Second Amended and Restated Certificate of Incorporation;

     4.  The Company's Amended and Restated Bylaws;

     5.  Resolutions of the Company's Board of Directors; and

originals or photostatic or certified copies of all those corporate records of the Company and of all those agreements, communications and other instruments, certificates of public officials, certificates of corporate officials and such other documents as we have deemed relevant and necessary as a
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June 17, 1999
Page 2

basis for the opinions hereinafter set forth. As to factual matters known to the Company, we have relied without investigation, to the extent we deem such reliance proper, upon certificates or representations made by the Company's duly authorized representatives.

     We are members of the Bar of the State of Illinois, and we express no opinion with respect to laws other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and federal laws of the United States of America.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when (i) the Registration Statement becomes effective under the Securities Act and (ii) the options have been duly exercised pursuant to the terms of the Plan, that the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                /s/ Pedersen & Houpt, P.C.